UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025 (February 13, 2025)

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2025, Montana-Dakota Utilities Co. (the “Buyer”), a Delaware corporation and wholly-owned subsidiary of MDU Resources Group, Inc. (the “Company”), entered into a definitive Purchase and Sale Agreement (the “Agreement”) with Badger Wind, LLC (the “Seller,” and together with the Buyer, the “Parties”), a Delaware limited liability company, and a subsidiary of Orsted Onshore North America, LLC. Pursuant to the terms of the Agreement, the Buyer will purchase a 49% undivided ownership interest in a wind project being constructed and located in North Dakota (the “Facility”) that is anticipated to have a net generating capacity of approximately 250 megawatts for a purchase price of $294.0 million in cash (the “Purchase Price”), which would represent 122.5 megawatts of wind generation to be owned by the Buyer (the “Transaction”). The Transaction will reduce the Buyer’s purchase requirements from the Facility under an existing power purchase agreement between the Parties, dated as of November 4, 2024.

The Parties have agreed to customary representations, warranties, and covenants in the Agreement. Subject to certain limitations, the Parties are required to indemnify each other for certain losses resulting from breaches of their respective representations and warranties made in the Agreement and for certain other matters, in each case, as set forth in the Agreement. Subject to the deductibles and terms and conditions set forth in the Agreement, the cumulative and aggregate liability of the Seller or the Buyer, as applicable, with respect to any breach of certain of its respective representations and warranties will not exceed 15% of the Purchase Price actually received by the Seller. The cumulative and aggregate liability of the Seller or the Buyer, as applicable, will not exceed 100% of the Purchase Price actually received by the Seller, subject to certain exceptions.

The closing of the Transaction (the “Closing”) is subject to customary conditions, including, among others, (i) the accuracy of the Parties’ representations and warranties and the compliance by the Parties with the covenants set forth in the Agreement, subject to certain materiality qualifications, (ii) the execution and delivery by the Parties of the ancillary agreements contemplated by the Agreement, and (iii) the receipt of certain regulatory and other consents and approvals, including any waiting periods (including any extensions thereof) applicable to the consummation of the Transaction under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, having expired or been terminated. The Closing shall take place following satisfaction or waiver of all conditions precedent, or on such other date as the Parties may mutually agree.

During the period between the date of the Agreement and the Closing (or, if earlier, the termination of the Agreement), the Seller has agreed to conduct its business in the usual and ordinary course, consistent with past practices, and has agreed to certain other customary operating covenants, as set forth more fully in the Agreement. The Seller has also agreed not to take certain actions prior to the Closing (or, if earlier, the termination of the Agreement) without the prior written consent of the Buyer.

The Agreement provides for customary termination rights for each of the Parties, including, among other reasons, for termination if (i) the Seller reasonably determines that the total actual or projected construction costs (i.e., certain direct and indirect costs, including administrative and overhead costs, paid or incurred in connection with the planning, engineering, design, development, licensing, permitting, acquisition, construction, reconstruction, completion, performance testing, start-up, and commissioning) for the Facility, as of the date of Closing, would exceed $496.4 million and the Buyer does not elect to fund its ownership share of the excess costs, (ii) the Seller reasonably determines that the total actual or projected construction costs for the Facility, as of the date of Closing, would exceed $509.4 million, or (iii) the Closing has not occurred on or before December 1, 2026.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Agreement is not intended to provide any other factual information about the Parties or any of their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates set forth therein, were solely for the benefit of the Parties, may be subject to important qualifications and limitations agreed upon by the Parties for the purposes of allocating contractual risk between such Parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such Parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules delivered by the Seller to the Buyer in connection with the signing of the Agreement. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Parties or any of their respective subsidiaries or affiliates, and investors should consider the information in the Agreement in conjunction with the entirety of the factual disclosure about the Company, as applicable, in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2025, the Company’s board of directors approved amended and restated bylaws of the Company (as so amended and restated, the “Bylaws”), effective immediately.

Among other things, the Bylaws (i) revise procedures and disclosure requirements for the nomination of directors and the submission of proposals for consideration at annual stockholders’ meetings, including updates with respect to the procedural and informational requirements for the nomination of directors by stockholders relating to the “universal proxy card” rules set forth in Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) make certain administrative, modernizing, clarifying, and conforming changes.

The foregoing summary and description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 herewith, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 14, 2025, the Company issued a news release announcing the transaction described in Item 1.01. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which, in its entirety, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws of MDU Resources Group, Inc., dated February 13, 2025.
10.1*	Badger Wind Purchase and Sale Agreement between Badger Wind, LLC, and Montana-Dakota Utilities Co., dated February 13, 2025.
99.1	News Release of MDU Resources Group, Inc., dated February 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the SEC upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025

MDU Resources Group, Inc.

By:	/s/ Anthony D. Foti

Name:	Anthony D. Foti
Title:	Chief Legal Officer
and Corporate Secretary

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